Exhibit 99.1

Wellgistics Strengthens PharmacyChain™ with Insurance Eligibility & Benefits Verification Capabilities

●	Medical insurance eligibility and benefits verification is a core health technology capability necessary for PharmacyChain™ to gain market adoption
●	EBV services offering enabled with preferred pricing being made immediately available to providers, partners and the Wellgistics Pharmacy Network
●	EBV market expected to grow from $2.39 billion in 2025 to $3 billion in 2030 according to The Business Research Company[1]

TAMPA, FL, MARCH 11, 2026 –Wellgistics Health, Inc. (NASDAQ: WGRX) (“Wellgistics”), a health information technology leader, integrating proprietary pharmacy dispensing optimization artificial intelligence (AI) platform EinsteinRx™ into its patented blockchain-enabled smart contracts platform PharmacyChain™, today announced that it has secured contractual rights to preferred pricing for medical insurance eligibility and benefits verification (EBV) that enables PharmacyChain for providers, partners and pharmacies in order to facilitate its faster adoption into the US healthcare ecosystem. EBV is crucial because it allows companies that engage in the distribution of medical products and services to know whether a particular product or service is covered by a patient’s insurance carrier and the level of coverage that patient has. This information is paramount to understand provider reimbursement levels and out-of-pocket costs for patients. Each time a provider requests EBV information, they must pay an out-of-pocket fee. Wellgistcs is making make preferred pricing on this service available to providers, partners and its Wellgistics Pharmacy Network immediately through its EinsteinRx AI hub platform in preparation for integration into PharmacyChain later this year.

“Getting preferred pricing access to EBV is a major win for Wellgistics,” said Prashant Patel, RPh, President & Interim-CEO of Wellgistics. “It allows to immediately open up a new revenue stream with the exact customers and partners that will eventually utilize our PharmacyChain smart contracts solution, in addition to reducing our costs for the Company’s own pharmacy as we begin the rollout of our GLP-1 and Forzet™ weight loss offering. The pricing certainty this adds to PharmacyChain allows us to code with confidence as we build the ‘health technology railroad’ smart contracts that will govern the serialization of the drug distribution supply chain, from manufacturer to patient. We are gaining momentum around our health technology stack, and look forward to making EBV a meaningful component of our revenue stream beginning in the second quarter of 2026.”

The market for medical insurance eligibility and benefits verification is expected to grow from $2.39 billion in 2025 to $3 billion in 2030 according to The Business Research Company1. Growth expectations are being attributed to rising US healthcare billing complexity, increasing insurance claim denial rates, expansion of digital health records usage, growing need for revenue cycle optimization and increased administrative burden on providers.

1 https://www.thebusinessresearchcompany.com/report/insurance-eligibility-verification-global-market-report

Parties interested in speaking with Wellgistics about medical insurance eligibility and benefits verification2 can contact the Company at info@wellgisticshealth.com

About Wellgistics Health, Inc.

Wellgistics Health (NASDAQ: WGRX) is a health information technology leader, integrating proprietary pharmacy dispensing optimization artificial intelligence platform EinsteinRx™ into its patented blockchain-enabled smart contracts platform PharmacyChain™ to optimize the prescription drug dispensing journey. Its integrated platform connects 6,500+ pharmacies (the “Wellgistics Pharmacy Network”) and 200+ manufacturers, offering wholesale distribution, digital prescription routing, direct-to-patient delivery, and AI-powered hub services such as eligibility, adherence, onboarding, prior authorization, and cash-pay fulfillment as needed to optimize patient access. Wellgistics provides end-to-end solutions designed to restore access, transparency, and trust in the U.S. prescription drug market for independent pharmacies.

For more information, visit www.wellgisticshealth.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance and may include, without limitation, statements regarding the anticipated launch, availability, distribution, commercialization and potential adoption of Forzet™, the expected benefits of the product, the Company’s plans to integrate Forzet into its pharmacy network and telehealth offerings, the development and expansion of the Company’s direct-to-consumer initiatives, and the potential growth of the GLP-1 agonist market. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “projects,” “potential,” “continue,” or the negative of these terms or other comparable terminology.

Forward-looking statements are based on current expectations, estimates and assumptions and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, risks related to the commercialization and market acceptance of the Company’s products and services, the Company’s ability to successfully expand its pharmacy network and telehealth initiatives, regulatory and compliance considerations relating to medical foods and healthcare products, competition in the healthcare and pharmaceutical distribution markets, changes in market conditions, and other risks and uncertainties described from time to time in the Company’s filings with the U.S. Securities and Exchange Commission.

Forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The Company makes no representation that Forzet™ is intended to diagnose, treat, cure, or prevent any disease.

Wellgistics Media & Investor Contact

Media:

media@wellgisticshealth.com

Investor Relations:

IR@wellgisticshealth.com

2 https://wellgisticshub.pharmacy/